UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): November 10, 2006



                             Medis Technologies Ltd.
             (Exact name of Registrant as specified in its charter)


        Delaware                       0-30391                   13-3669062
(State of incorporation)        (Commission File No.)           (IRS Employer
                                                             Identification No.)

                                805 Third Avenue
                            New York, New York 10022
                    (Address of principal executive offices)


                  Registrant's telephone number: (212) 935-8484


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

     On November 10, 2006, we issued a press release pursuant to Rule 135c of the Securities Act of 1933 announcing that we had signed a definitive purchase agreement for the offer and sale of $50.0 million of our Series A preferred stock to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933.

     On November 10, 2006, we issued a press release announcing that we had entered into 5-year share lending agreement with an affiliate of an investment banker under which we agreed to loan to such affiliate 1.5 million shares of our common stock. The affiliate of the investment banker will use the shares borrowed under our shelf registration statement in order to facilitate hedging transactions undertaken by purchasers of our Series A preferred stock.



Item 9.01. Financial Statements and Exhibits.

(a)  Financial Statements of Businesses Acquired - None

(b)  Pro Forma Financial Information - None

(c)  Shell Company Transactions - None

(d)  Exhibits:


    Exhibit No.     Description
    -----------     -----------

      99.1          Press  release  issued on November 10, 2006 pursuant to Rule
                       135c
      99.1          Press  release  issued on November 10, 2006  relating to the share lending agreement

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 10, 2006


                                    MEDIS TECHNOLOGIES LTD.



                                    By:  /s/ Howard Weingrow
                                        ----------------------------------------
                                         Name:   Howard Weingrow
                                         Title:  Deputy Chairman and
                                                 Chief Operating Officer